UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2024
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On December 31, 2024, Arvinas Operations, Inc. (the “Company”), a wholly owned subsidiary of Arvinas, Inc., entered into the Eighth Amendment to Lease (the “Eighth Building 5 Lease Amendment”) with Science Park Development Corporation (the “Landlord”). The Eighth Building 5 Lease Amendment further amends that certain Lease, executed on or about January 2, 2018, by and between the Company and the Landlord (as amended on May 23, 2018, September 4, 2018, March 12, 2019, January 31, 2020, January 4, 2021, June 13, 2023, and December 13, 2024, the “Original Building 5 Lease”), pursuant to which Operations leased certain office and laboratory space in New Haven, Connecticut (the “Building 5 Premises”). The Eighth Building 5 Lease Amendment expands the Building 5 Premises to include approximately an additional approximately 9,700 rentable square feet for a total of approximately 73,700 rentable square feet and sets forth the monthly base rent during the extended term. From January 1, 2025 to December 31, 2025, the monthly base rent for the Building 5 Premises, as expanded, will be $181,208.66. Except as set forth above, the material terms of the Original Building 5 Lease remain unchanged.
The foregoing summary of the Eighth Building 5 Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Building 5 Amendment, a copy of which Arvinas, Inc. expects to file with the U.S. Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: January 6, 2025	By:	/s/ Andrew Saik
Andrew Saik Chief Financial Officer